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                                                                  EXHIBIT 10.22
                                                                    [Net Lease]

                                LEASE AGREEMENT


         THIS LEASE AGREEMENT is made this 16th day of June, 1997, between SCI DEVELOPMENT SERVICES INCORPORATED ("Landlord"), and the Tenant named below.

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
TENANT:                                 STUART ENTERTAINMENT, INC

TENANT'S REPRESENTATIVE                 Clem Chantiam; 3211 Nebraska Avenue, Council Bluffs,
ADDRESS, AND PHONE NO.:                 Iowa 51501

PREMISES:                               That portion of the Building, containing approximately
                                        100,000 rentable square feet during the first lease year, as determined by Landlord, as shown on Exhibit A and 157,600
                                        rentable square feet during the remaining Lease Term, as
                                        determined by Landlord, as shown on Exhibit A-1.

PROJECT:                                McAllen Distribution Center

BUILDING                                Building No. 1

TENANT'S PROPORTIONATE SHARE
OF PROJECT FOR THE FIRST LEASE YEAR:    48.43%

TENANT'S PROPORTIONATE SHARE
OF PROJECT FOR LEASE YEARS 2-7:         76.32%

TENANT'S PROPORTIONATE SHARE
OF BUILDING FOR THE FIRST LEASE YEAR:   48.43%

TENANT'S PROPORTIONATE SHARE
OF BUILDING FOR LEASE YEARS 2-7:        76.32%

LEASE TERM:                             Beginning on the Commencement Date and ending on the last
                                        day of the 84th full calendar month thereafter.

COMMENCEMENT DATE:                      See Addendum Two

INITIAL MONTHLY BASE RENT:                                                    $27,500.00
                                                                        (See Addendum One)

Initial Estimated Monthly           1.  Utilities;           $    833.00
Operating Expense Payments:
(estimates only and subject         2.  Common Area Charges: $  1,500.00
to adjustment to actual costs
and expenses according to the       3.  Taxes:               $  9,167.00
provisions of this Lease)
                                    4.  Insurance:           $    666.00

                                    5. Management Fee:       $   1249.00

INITIAL ESTIMATED MONTHLY OPERATING
EXPENSE PAYMENTS:                                                             $13,415.00

INITIAL MONTHLY BASE RENT AND
OPERATING EXPENSE PAYMENTS:                                                   $49,915.00
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SECURITY DEPOSIT:     $52,625.00



BROKER:               None

ADDENDA: Addendum One - Base Rent Adjustments; Addendum Two-Construction Addendum (Allowance); Addendum Three - Tenant's Purchase Option; Addendum Four - Right of First Offer; Addendum Five - One Renewal Option at Market; Addendum Six - Acquisition of Premises Contingency; Addendum Seven - Agreement to Subordinate Landlord's Lien

         1. GRANTING CLAUSE. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

         2. ACCEPTANCE OF PREMISES. Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except as provided in Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under Paragraph 10 and any punchlist items agreed to in writing by Landlord and Tenant. Tenant shall have thirty
(30) days following the Commencement Date to prepare the punchlist items to be repaired by Landlord; provided, however, such punchlist items shall not include any items or repairs that were caused by, or are attributable to Tenant, its agents, employees and invitees. The ability of Tenant to assert additional punchlist items for thirty (30) days following the Commencement Date is not intended to and shall not be construed to transfer to Landlord the Tenant's obligations to maintain during the Lease Term the interior of the Premises and/or the other portions of the Premises for which Tenant is responsible under this Lease. As set forth on the first page of this Lease, (i) the Premises is defined hereunder as the approximately 157,600 square feet of leased space as outlined on Exhibit A of this Lease, (ii) the Building is the entire approximately 206,500 square foot facility commonly known as the McAllen Distribution Center No. 1, and (iii) the Project is the Building and any other buildings built now or in the future by Landlord or its successor which are contiguous to the Building and part of the McAllen Distribution Center.

         3. USE. The Premises shall be used only for the purpose of receiving, storing, shipping, and selling (but limited to wholesale sales) products, materials, and general merchandise, including, but not limited to, bingo printing and finishing, pull tabs, and ink markers, made and/or distributed by Tenant, and for such other lawful purposes as may be incidental thereto. Tenant may also use the Premises for light manufacturing of pull tab inserts, lottery style tickets, assembly of electrical bingo blowers, flashboards, and electronic bingo units. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent; provided, however, that to the extent permitted by applicable Legal Requirements (defined below), Tenant shall have the right to park automobiles, trucks and/or trailers along the exterior walls of the Premises, between the truck doors, and at the truck doors of the Premises, and in the truck court area for the Premises, as shown on Exhibit A to this Lease, so long as such automobiles, trucks and/or trailers are in operable condition and do not block access to the


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premises of other tenants (if any) of the Building. Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant's use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease.

         4. BASE RENT. Tenant shall pay Base Rent in the amount set forth above. The Security Deposit shall be due and payable on the date hereof, and the first monthly installment of Base Rent and estimated Operating Expenses (defined below) shall be due and payable ten (10) days prior to the Commencement Date. Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than 5 days, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum. Notwithstanding the foregoing, Tenant shall not be obligated to pay the late charge until Landlord has given Tenant 5 days written notice of the delinquent payment, provided, however, that such notice shall not be required more than twice in any 12-month period or more than six (6) times over the initial Lease Term. The provision for such late charge shall be in addition to all of Landlords other rights and remedies hereunder or at law and shall not be construed as a penalty.

         5. SECURITY DEPOSIT. The Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. the Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant's obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord's obligations under this Paragraph S.

         6. OPERATING EXPENSE PAYMENTS. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; maintenance, repair and replacement of all


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portions of the Project, including without limitation, paving and parking areas, roads, roofs, alleys, and driveways, mowing, landscaping, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; property management fees payable to a property manager in an amount not to exceed 1.5% of gross rents from the Project, including any affiliate of Landlord, or if there is no property manager, an amount not to exceed 1.5% of gross rents from the Project; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse or light manufacturing facility in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years. Operating Expenses do not include costs, expenses, depreciation or amortization for capital repairs and capital replacements or structural repairs required to be made by Landlord under Paragraph 10 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, or the costs of renovating space for tenants.

               If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant's next payments. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

         7. UTILITIES. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Landlord may cause at Tenant's expense any utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent. Tenant agrees to limit use of water and sewer for normal restroom use; provided, however, if such water and sewer is separately metered, Tenant may also use water and sewer for Tenant's manufacturing process.

         8. TAXES. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as "Taxes") that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or


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the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

         9. INSURANCE. Landlord shall maintain all risk property insurance covering the full replacement cost of the Building. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's use of the Premises.

               Tenant, at its expense, shall maintain during the Lease Term: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises. Landlord may from time to time require reasonable increases in any such limits. The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days prior written notice shall have been given to Landlord, contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

               The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.

        10. LANDLORD'S REPAIRS. Landlord shall maintain, at its expense, the structural soundness of the roof, foundation, the structural soundness of the floor, and exterior walls of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any


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repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.

         11. TENANT'S REPAIRS. Landlord, at Tenant's expense as provided in Paragraph 6, shall maintain in good repair and condition the parking areas and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises. Subject to Landlord s obligation in Paragraph 10 and subject to Paragraphs 9 and 15, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, water and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings and roof membrane, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant s expense pursuant to maintenance service contracts entered into by Tenant. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. At Landlord s request, Tenant shall enter into a joint maintenance agreement with any railroad that services the Premises. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within 10 days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises. Landlord agrees that following the Commencement Date, Landlord shall, to the extent assignable, assign to Tenant any contractor or manufacturer warranties relating to the Tenant Improvements and if such warranties are not assignable, Landlord shall use commercially reasonable efforts to enforce such warranties on behalf and for the benefit of Tenant.

         12. TENANT-MADE ALTERATIONS AND TRADE FIXTURES. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") shall be subject to Landlord s prior written consent. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its actual out-of-pocket costs in reviewing plans and specifications and in monitoring construction for structural Tenant-Made Alterations. Landlord s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent Landlord requires removal at Tenant's expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to any Tenant-Made Alterations. Tenant shall repair any damage caused by such removal.


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               Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above. Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.

         13. SIGNS. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval and conform in all respects to Landlord's requirements.

         14. PARKING. Tenant shall have the exclusive use of that certain parking area more particularly set forth on Exhibit A-1 to this Lease. Tenant shall be entitled to park in common with other tenants of the Project in those areas designated for nonreserved parking. Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

         15. RESTORATION. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 30 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 4 months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord's notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 4 months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Tenant shall pay to Landlord with respect to any damage to the Premises the amount of the commercially reasonably deductible under Landlord's insurance policy (currently $10,000) within 10 days after presentment of Landlord's invoice. If the damage involves the premises of other tenants, Tenant shall pay the portion of the deductible that the cost of the restoration of the Premises bears to the total cost of restoration, as determined by Landlord. Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

         16. CONDEMNATION. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with Tenant's use of the Premises in Tenant's reasonable judgement or in Landlord's judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be


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reduced to such extent as may be fair and reasonable under the circumstances.
In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant.

         17. ASSIGNMENT AND SUBLETTING. Without Landlord's prior written consent, which Landlord will not unreasonably withhold or delay, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any assignment or sublease. Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease.

               It shall be reasonable for the Landlord to withhold its consent to any assignment or sublease in any of the following instances: (i) an Event of Default has occurred and is continuing that would not be cured upon the proposed sublease or assignment; (ii) the assignee or sublessee does not have a tangible net worth calculated according to generally accepted accounting principles at least equal to the greater of the tangible net worth of Tenant immediately prior to such assignment or sublease or the net worth of the Tenant at the time it executed the Lease; (iii) the intended use of the Premises by the assignee or sublessee is not in accordance with Article 3 of this Lease;
(iv) the intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Project; (v) occupancy of the Premises by the assignee or sublessee would, in Landlord's opinion, violate an agreement binding upon Landlord or the Project with regard to the identity of tenants, usage in the Project, or similar matters; (vi) the identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Project; (vii) in the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease; or (viii) the proposed assignee or sublessee is a governmental agency. Tenant and Landlord acknowledge that each of the foregoing criteria are reasonable as of the date of execution of this Lease. The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may reasonably request.

               Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder all such excess rental and other excess consideration within 10 days following receipt thereof by Tenant.

               If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

         18. INDEMNIFICATION. Except for the negligence of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord's agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph 18.

         19. INSPECTION AND ACCESS. Upon 24 hours prior notice and during regular business hours, except in the event of an emergency, Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

         20. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

         21. SURRENDER. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.


        22. HOLDING OVER. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to double the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

         23. EVENTS OF DEFAULT. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

               (i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days from the date of Tenant's receipt of written notice from Landlord of such failure; provided, however, that Landlord shall not be obligated to provide more than two (2) such written notices in any twelve (12) month consecutive period, and Tenant's failure to pay any third or subsequent installment of Base Rent payable within such twelve (12) month period within five (5) days after the due date thereof shall constitute an Event of Default by Tenant.

               (ii) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

              (iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

              (iv) Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease.

              (v) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

              (vi) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Premises.

              (vii) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default.

        24. LANDLORD'S REMEDIES. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant's right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom.

If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store; all of the furniture, fixtures and equipment at the Premises.

             If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant's or any other occupant's property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs; and the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

             If Landlord terminates Tenant's right of possession (but not this Lease), Landlord may, but shall be under no obligation to, relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys' fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

           Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord s intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

         25. TENANT'S REMEDIES/LIMITATION OF LIABILITY. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner s ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

         26. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

         27. SUBORDINATION. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of adornment as shall be requested by any such holder. Tenant hereby appoints Landlord attorney in fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of the Tenant and to cause any such instrument to be recorded. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust. Provided, Tenant is not in default under the Lease, Landlord, at the request of Tenant, agrees to subordinate Landlord's lien arising under this Lease against Tenant's property located on the Premises. Such subordination shall be required only if the lender shall be a bank or other financial institution or the vendor of Tenant's equipment or a financing entity related to such vendor and shall be subject to such conditions as Landlord may reasonably require. Tenant shall reimburse Landlord for all reasonable out-of-pocket expenses incurred by Landlord in negotiating and executing such agreement with Tenant's lender.

         28. MECHANIC'S LIENS. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 30 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.


         29. ESTOPPEL CERTIFICATES. Tenant agrees, from time to time, within 10 days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute on its behalf and in its name any such estoppel certificate or fails to specify Landlord's default or if Tenant fails to execute and deliver the estoppel certificate within 10 days after Landlord's written request thereof.

         30. ENVIRONMENTAL REQUIREMENTS. Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The Term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

               Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

           Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations.
Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

         31. RULES AND REGULATIONS. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

         32. SECURITY SERVICE. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

         33. FORCE MAJEURE. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord ("Force Majeure").


         34. ENTIRE AGREEMENT. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

         35. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         36. BROKERS. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

         37. MISCELLANEOUS. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

         (b) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

         (c) All notices required or permitted to given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below, and with a copy sent to Landlord at 14100 East 35th Place, Aurora, Colorado 80011). Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

         (d) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

         (e) At Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

         (f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

         (g) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

         (h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

         (i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         (j) Any amount not paid by Tenant within 5 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 15 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

         (k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

         (l) Time is of the essence as to the performance of Tenant's obligations under this Lease.


         (m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

         38. LANDLORD'S LIEN/SECURITY INTEREST. Tenant hereby grants Landlord a security interest, and this Lease constitutes a security agreement, within the meaning of and pursuant to the Uniform Commercial Code of the state in which the Premises are situated as to all of Tenant's property situate in, or upon, or used in connection with the Premises (except merchandise sold in the ordinary course of business) as security for all of Tenant's obligations hereunder, including, without limitation, the obligation to pay rent. Such personalty thus encumbered includes specifically all trade and other fixtures for the purpose of this Paragraph and inventory, equipment, contract rights, accounts receivable and the proceeds thereof. In order to perfect such security interest, Tenant shall execute such financing statements and file the same at Tenant's expense at the state and county Uniform Commercial Code filing offices as often as Landlord in its discretion shall require; and Tenant hereby irrevocably appoints Landlord its agent for the purpose of executing and filing such financing statements on Tenant's behalf as Landlord shall deem necessary.

         39. LIMITATION OF LIABILITY OF TRUSTEES, SHAREHOLDERS, AND OFFICERS OF SECURITY CAPITAL INDUSTRIAL TRUST. Any obligation or liability whatsoever of Security Capital Industrial Trust, a Maryland real estate investment trust, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


TENANT:                                      LANDLORD:

STUART ENTERTAINMENT, INC.                   SCI DEVELOPMENT  SERVICES
                                             INCORPORATED

By: /s/ CLEM CHANTIAM                        By: /s/ ROBERT J. WATSON
--------------------------------             -------------------------
Name:   Clem Chantiam                        Name:   Robert J. Watson
Title:  Executive Vice President             Title:  Managing Director

Address:                                     Address:

3211 Nebraska Avenue                         14100 East 35th Place
Council Bluffs, IA 51501                     Aurora, Colorado 80011

                                   Rules and Regulations


 1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

 2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its premises, or on the roof of the Project.

 3. Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

 4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

 5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

 6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

 7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

 8. Tenant shall maintain the Premises free from rodents, insects and other pests.

 9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

 10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

 11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

 12. Except as otherwise expressly set forth in Paragraph 3 of the Lease, Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

 13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

 14. No auction, public or private, will be permitted on the Premises or the Project.

 15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

 16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

 17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

 18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

 19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

                                  ADDENDUM ONE

                             BASE RENT ADJUSTMENTS

                 ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED JUNE 16, 1997, BETWEEN
                     SCI DEVELOPMENT SERVICES INCORPORATED
                                      and
                           STUART ENTERTAINMENT, INC.


Base Rent shall equal the following amounts for the respective periods set forth below:


Period                            Monthly Base Rent         Occupied Sq. Ft.
------                            -----------------         ----------------
Year 1                            $27,500.00                100,000
Years 2-5                         $43,340.00                157,600
Years 6-7                         $49,841.00                157,600

                                  ADDENDUM TWO

                                  CONSTRUCTION
                                  (ALLOWANCE)

                 ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED JUNE 16, 1997, BETWEEN
                     SCI DEVELOPMENT SERVICES INCORPORATED
                                      and
                           STUART ENTERTAINMENT, INC.


                 (a) Landlord agrees to furnish or perform those items of construction and those improvements (the "Tenant Improvements") specified below:

         See Exhibit A to this Addendum Two

Landlord shall pay up to a maximum amount of Five Hundred Fifty-one Thousand Six Hundred Dollars ($551,600.00) for the Tenant Improvements (the "Tenant Allowance"). If the cost of the Tenant Improvements is greater than Five Hundred Fifty-one Thousand Six Hundred Dollars ($551,600.00), but less than One Million One Hundred Sixty-three Thousand and Eighty-eight Dollars ($1,163,088.00), then the difference between the additional cost of the Tenant Improvements over the Tenant Allowance shall be amortized over the Lease Term at a rate of 10.5% and such difference shall be added to the Monthly Base Rent. If the cost of the Tenant Improvements is estimated to exceed One Million One Hundred Sixty-three Thousand Eighty-eight ($1,163,088.00), such estimated overage shall be paid by Tenant to Landlord before Landlord begins construction and a final adjusting payment based upon the actual costs of the Tenant Improvements shall be made when the Tenant Improvements are complete.

                 (b) If Tenant shall desire any changes, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Tenant Improvements which Tenant may request and which Landlord may agree to shall be at Tenant's sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order.

                 (c) Landlord shall proceed with and complete the construction of the Tenant Improvements. As soon as such improvements have been substantially completed, Landlord shall notify Tenant in writing of the date that the Tenant Improvements were Substantially Completed. Such date, unless an earlier date is specified as the Commencement Date in this Lease or otherwise agreed to in writing between Landlord and Tenant, shall be the "Commencement Date," unless the completion of such improvements was delayed due to any act or omission of, or delay caused by, Tenant including, without limitation, Tenant's failure to approve plans, complete submittals or obtain permits within the time periods agreed to by the parties or as reasonably required by Landlord, in which case the Commencement Date shall be the date such improvements would have been completed but for the delays caused by Tenant. The Tenant Improvements shall be deemed substantially completed ("Substantially Completed") when, in the opinion of the construction manager (whether an employee or agent of Landlord or a third party construction manager), the Premises are substantially completed except for punch list items which do not prevent in any material way the use of the Premises for the purposes for which they were intended. After the Commencement Date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises.

                 (d) The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of rent by Tenant. Subject to applicable ordinances and building codes governing Tenant's right to occupy or perform in the Premises, Tenant shall be allowed to install its tenant improvements, machinery, equipment, fixtures, or other property on the Premises during the final stages of completion of construction provided that Tenant does not thereby interfere with the completion of construction or cause any labor dispute as a result of such installations, and provided further that Tenant does hereby agree to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Project or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations, whether or not any such loss, damage, liability, death, or personal injury was caused by Landlord's negligence. Any such occupancy or performance in the Premises shall be in accordance with the provisions governing Tenant-Made Alterations and Trade Fixtures in the Lease, and shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage related to such Installations and satisfactory evidence of payment arrangements with respect to installations permitted hereunder. Delay in putting Tenant in possession of the Premises shall not serve to extend the term of this Lease or to make Landlord liable for any damages arising therefrom.

                 (e) Except for incomplete punch list items, Tenant upon the Commencement Date shall have and hold the Premises as the same shall then be without any liability or obligation on the part of Landlord for making any further alterations or improvements of any kind in or about the Premises.

                                 ADDENDUM THREE

                            TENANT'S PURCHASE OPTION
                 ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED JUNE 16, 1997, BETWEEN
                           STUART ENTERTAINMENT, INC.
                                      and
                     SCI DEVELOPMENT SERVICES INCORPORATED

         Subject to and in accordance with the terms of this Addendum Three, Tenant shall have a one-time right and option to purchase the Premises following the fifth (5th) lease year ("Purchase Option). Tenant shall exercise the Purchase Option by delivering written notice to Landlord during the initial Lease Term notifying Landlord that it intends exercise its Purchase Option ("Purchase Option Notice").

         1. Purchase Price. The purchase price shall be (i) Seven Million Two Hundred Sixty-Four Thousand Six Hundred and Seventy Dollars ($7,264,670.00) and the amount of any unamortized Tenant Improvements relating to the Premises, payable at closing. The intent of the parties is that the purchase price shall be absolutely net to Landlord, with the sole exception being that Landlord shall pay its attorneys' fees.

         2. Closing. The closing shall be conducted through an escrow established at a title company acceptable to both Landlord and Tenant. All deliveries shall be deposited in escrow and all closing deliveries and disbursements shall be made through the escrow. Except as otherwise set forth in Section 14 below, the closing shall occur no later than 30 days following the exercise of the Purchase Option.

         3. Inspection. For a period of 15 days after the date of Tenant's Purchase Option Notice to Landlord, Tenant shall be entitled to inspect the Premises. Tenant shall indemnify and defend Landlord for any claim, damage or liability arising out of Tenant's and its agent's and contractor's inspection. Tenant may revoke its election to exercise the Purchase Option by notice to Landlord within the 15-day period if Tenant is not satisfied with any aspect of the Premises, in which case this Lease shall continue in full force and effect.

         4. Title. Landlord shall convey to Tenant fee simple title to the Premises by special warranty deed (warranting title by, through, or under Landlord, but not otherwise) subject only to all matters of record and those matters which a correct survey would show but free and clear of any liens or any other exceptions created by, under, or through Landlord. Tenant shall have the absolute right to approve title to the Property, and if title is not satisfactory, Tenant may revoke its election to exercise the Purchase Option by giving notice to Landlord (x) within the inspection period in Paragraph 3 above and, (y) with respect to any title exceptions of which Tenant is notified after such inspection period but before the Closing, at any time before the Closing. Landlord shall assign to Tenant all its right, title and interest in and to all contracts, warranties, permits, approvals, and other intangible property related to the Premises except for any tradename or other similar rights related to the Premises, which Landlord shall retain.

         5. Prorations. There shall be no proration of taxes or other expenses.

         6. Lease Termination. The Lease shall be terminated as of the closing. All rent and other payments due by Tenant to Landlord under the Lease shall be prorated to the date of Closing and shall be deposited into the escrow and disbursed to Landlord at closing.

         7. No Warranty. Landlord makes no, and at closing Tenant shall waive in writing satisfactory to Landlord any, warranty or representation with respect to the Premises (other than title to the Premises as provided above) and shall release Landlord from any right or claims, known or unknown, with respect to the physical or environmental condition of the Premises or the compliance of the Premises with applicable law. Tenant is relying on its own inspection and review of the Premises. This sale shall be "AS IS, WHERE IS" and the following language shall apply to such sale and shall be included in the Deed: "ADDITIONALLY, LANDLORD, AS SELLER, AND TENANT, AS PURCHASER, HEREBY AGREE THAT (A) PURCHASER IS TAKING THE PROPERTY "AS IS" WITH ALL LATENT AND PATENT DEFECTS AND THAT THERE IS NO WARRANTY BY SELLER THAT THE PROPERTY IS FIT FOR A PARTICULAR PURPOSE, (B) PURCHASER IS NOT RELYING UPON ANY REPRESENTATION, STATEMENT OR OTHER ASSERTION WITH RESPECT TO THE PROPERTY CONDITION, BUT IS RELYING UPON ITS EXAMINATION OF THE PROPERTY, AND (C) PURCHASER TAKES THE PROPERTY UNDER THIS AGREEMENT UNDER THE EXPRESS UNDERSTANDING THAT THERE ARE NO EXPRESS OR IMPLIED WARRANTIES FROM SELLER RELATING TO THE PROPERTY. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING.

         8. Risk of Loss. Risk of loss shall remain with Landlord, subject to Tenant's obligations under the Lease, until the closing. If any condemnation is instituted or threatened against the Premises or the Premises are damaged, either party may terminate the purchase transaction, and the Lease shall remain in full force and effect.

         9. Tax-Free Exchange. Landlord may conduct the sale as a tax-free exchange pursuant to Section 1031 of the Internal Revenue Code. Such exchange shall be conducted through a qualified intermediary, at no cost to Tenant, and without affecting Landlord's obligations to Tenant. Tenant shall not be required to take title to any other property in connection with a
Section 1031 exchange.

         10. Exercise is Irrevocable. Tenant's exercise of the Purchase Option is irrevocable except as provided herein. Time is of the essence.

         11. Exercise by Tenant or Tenant Affiliate Only. Only the Tenant originally named herein or a Tenant Affiliate may exercise this Purchase Option. The Purchase Option is not assignable except to a Tenant Affiliate to which the Lease is assigned and shall terminate automatically upon any termination of the Lease other than as a result of default by Landlord. Further, no such right is exercisable if as of the date of exercise of the right or the closing, the Lease has terminated or an Event of Default or event ("potential default") which but for the passage of time or the giving of notice, or both, would constitute an Event of Default has occurred and is continuing.

         12. Landlord Remedy. If, having given notice of the exercise of the Purchase Option hereunder, Tenant should fail or refuse to close the conveyance (Landlord having complied with all of its obligations hereunder and Landlord having good and indefeasible tide to the Premises as herein defined), Landlord shall have, as its sole and exclusive remedy, the right to terminate Tenant's Purchase Option and this Lease shall continue in full force and effect.

         13. Commissions. Tenant shall be responsible and liable for any commission(s) due to any brokers regarding the Purchase Option. Tenant shall indemnify and hold Landlord harmless for any damages, claims, costs or expenses relating to Tenant's failure to pay any such commission. Landlord shall indemnify and hold Tenant harmless for any damages, claims, costs or expenses relating to Landlord's failure to pay any brokerage commission that Landlord is contractually obligated to pay.

         14. Right of First Offer to Purchase. Notwithstanding anything herein to the contrary, if Tenant timely provides Landlord with the Sale Notice (as defined in that certain Agreement of Purchase and Sale dated of even date herewith between Landlord and Seller ["Purchase Agreement"]), and Landlord determines, in its sole and absolute discretion, that Landlord would like to sell the Building, then Landlord shall offer to Tenant the right to purchase the Building on the same terms and conditions as set forth in this Addendum ("Purchase Offer"). Such Purchase Offer shall be made by Landlord to Tenant in a written notice (hereinafter called the ("Purchase Offer Notice") which offer shall designate that Landlord is selling the Building. Tenant may accept the offer set forth in the Purchase Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called Tenant's Purchase Notice") of such offer within ninety (90) days after delivery by Landlord of the Purchase Offer Notice to Tenant. Time shall be of the essence with respect to the giving of Tenant's Purchase Notice. If Tenant does not accept (or fails to timely accept) the Purchase Offer made by Landlord pursuant to the provisions of this Addendum with respect to the Building designated in the Purchase Offer Notice, then the Purchase Offer and the Purchase Option set forth in this Addendum shall terminate and be null and void. If Tenant does timely accept such

Purchase Offer, then Landlord and Tenant shall proceed in accordance with this Addendum and shall close such Purchase Offer within ninety (90) days after the date Tenant notifies Landlord that it accepts the Purchase Offer. If Tenant at any time during the term of the Lease declines the Purchase Offer or the Purchase Option offered by Landlord, Tenant shall be deemed to have irrevocably waived all further rights under this Addendum, and Landlord shall be free to sell the Building to third parties including on terms which may be less favorable to Landlord than those offered to Tenant.

                                 ADDENDUM FOUR

                              RIGHT OF FIRST OFFER

                 ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED JUNE 16, 1997, BETWEEN
                           STUART ENTERTAINMENT, INC.
                                      and
                     SCI DEVELOPMENT SERVICES INCORPORATED

         (a) "Offered Space" shall mean any second generation space in the Building that is not, as of the date of the offer, subject to a right of first refusal or right of first offer and is not subject to a Lease Agreement.

         (b) Provided that as of the date of the giving of Landlord's Notice,
(x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises originally demised under this Lease and any premises added to the Premises, and (z) no Event of Default or event which but for the passage of time in the giving of notice, or both, would constitute an Event of Default has occurred and is continuing, if at any time during the Lease Term any lease for any portion of the Offered Space shall expire, then Landlord, before offering such Offered Space to anyone, other than the tenant then occupying such space (or its affiliates), shall offer to Tenant the right to include the Offered Space within the Premises on the substantially the same terms and conditions as set forth in this Lease in connection with the Premises, including, without limitation, Monthly Base Rent.

         (c) Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the "First Offer Notice") which offer shall designate the space being offered and shall specify the terms which Landlord intends to offer with respect to any such Offered Space. Tenant may accept the offer set forth in the First Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called "Tenant's Notice") of such offer within 5 business days after delivery by Landlord of the First Offer Notice to Tenant. Time shall be of the essence with respect to the giving of Tenant's Notice. If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Addendum with respect to the Offered Space designated in the First Offer Notice, Landlord shall be under no further obligation with respect to such space by reason of this Addendum. If Tenant does accept such Offered Space, then Landlord and Tenant shall enter into an amendment to this Lease to revise the following items to include the Offered Space: Tenant's Proportionate Share of the Project, Tenant's Proportionate Share of the Building, the monthly Base Rent and any other relevant terms and provisions of the Lease. The term for the Offered Space shall be coterminous with the Lease Term.

         (d) Tenant must accept all Offered Space offered by Landlord at any one time if it desires to accept any of such Offered Space and may not exercise its right with respect to only part of such space. In addition, if Landlord desires to lease more than just the Offered Space to one tenant, Landlord may offer to Tenant pursuant to the terms hereof all such space which Landlord desires to lease, and Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Offered Space.

         (e) If Tenant at any time declines any Offered Space offered by Landlord, Tenant shall be deemed to have irrevocably waived all further rights under this Addendum, and Landlord shall be free to lease the Offered Space to third parties including on terms which may be less favorable to Landlord than those offered to Tenant.

         (f) if Tenant timely exercises its right under this Addendum with respect to any Offered Space, then Landlord agrees to furnish and perform at Landlord's sole cost and expense (to the extent of the prorated allowances herein below provided) the below listed Initial Improvements and Allowance Improvements (together, "Right of First Offer Improvements"). The costs of all Right of First Offer Improvements shall be pro rated, on a monthly basis, based on the term remaining on the Lease as of the effective date of Tenant's Notice, and shall be computed on a per square foot basis, based on the size of the Offered Space. Costs of the Right of First Offer Improvements shall be paid by Tenant.

                                 ADDENDUM FIVE

                          ONE RENEWAL OPTION AT MARKET

                 ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED JUNE 16, 1997, BETWEEN
                           STUART ENTERTAINMENT, INC.
                                      and
                     SCI DEVELOPMENT SERVICES INCORPORATED

         (g) Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of five (5) years (such additional term is hereinafter called the "Extension Term") commencing on the day following the expiration of the Lease Term (hereinafter referred to as the "Commencement Date of the Extension Term"). Tenant shall give Landlord notice (hereinafter called the "Extension Notice") of its election to extend the term of the Lease Term at least six (6) months, but not more than nine (9) months, prior to the scheduled expiration date of the Lease Term.

         (h) The Base Rent payable by Tenant to Landlord during the Extension Term shall be the greater of (i) the Base Rent applicable to the last year of the initial Lease term and (ii) the then prevailing fair market rate for comparable space in comparable buildings in the McAllen are, including, but not limited to, the Project, taking into account the size of the Lease, the length of the renewal term, market escalations, the credit of Tenant and the age, quality, clear height and improvements/features of the Premises ("Fair Market Rent"). The Base Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period).

         (i) Landlord shall notify Tenant of its determination of the Fair Market Rent within twenty (20) days from the date Landlord receives the Extension Notice (which shall be made in Landlord's sole discretion and shall in any event be not less than the Base Rent in effect as of the expiration of the Lease Term) for the Extension Term, and Tenant shall advise Landlord of any objection within 10 days of receipt of Landlord's notice. Failure to respond within the 10-day period shall constitute Tenant's acceptance of such Fair Market Rent. If Tenant objects, Landlord and Tenant shall commence negotiations to attempt to agree upon the Fair Market Rent within 30 days of Landlord's receipt of Tenant's notice. If the parties cannot agree, each acting in good faith but without any obligation to agree, then the Lease Term shall not be extended and shall terminate on its scheduled termination date and Tenant shall have no further right hereunder or any remedy by reason of the parties' failure to agree.

         (j) The determination of Base Rent does not reduce the Tenant's obligation to pay or reimburse Landlord for operating expenses and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during the Extension Term without regard to any cap on such expenses set forth in the Lease.

         (k) Except for the Base Rent as determined above, Tenant's occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, renew or extend the Lease.

         (l) If Tenant does not timely give the Extension Notice within the period set forth in paragraph (a) above, Tenant's right to extend the Lease Term for the Extension Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice.

         (m) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in "as-is" condition.

         (n) If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the "Amendment").

         (o) If Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Addendum, the term "Lease Term" as used in the Lease, shall be construed to include, when practicable, the Extension Term, as applicable, except as provided above.

                                  ADDENDUM SIX

                      ACQUISITION OF PREMISES CONTINGENCY

                 ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED JUNE 16, 1997, BETWEEN
                           STUART ENTERTAINMENT, INC.
                                      and
                     SCI DEVELOPMENT SERVICES INCORPORATED

         Tenant acknowledges that Landlord does not currently own the Premises. Notwithstanding anything in the Lease to the contrary, Landlord's obligations under the Lease are conditioned and contingent upon Landlord or its nominee or assignee acquiring fee simple title to the Premises. If the conditions set forth in the immediately preceding sentence have not been fulfilled or waived by Landlord within forty-five (45) calendar days following the execution of the Lease, Landlord shall so notify Tenant in writing and the Lease shall thereupon cease and terminate and each of the parties hereto shall be released and discharged from all liability and responsibility under the Lease. Failure of Landlord to notify Tenant in writing as described in the preceding sentence also shall effect a termination of the Lease on the forty-fifth (45th) calendar day following the execution of the Lease, and each of the parties hereto shall be released and discharged from all liability and responsibility under the Lease. No expenditure of any sum or incurring of any liability of Tenant for merchandise, fixtures, equipment labor, materials or otherwise shall affect the rights of Landlord hereunder.

                                 ADDENDUM SEVEN

                    AGREEMENT TO SUBORDINATE LANDLORD'S LIEN

                 ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                         DATED JUNE 16, 1997, BETWEEN
                           STUART ENTERTAINMENT, INC.
                                      and
                     SCI DEVELOPMENT SERVICES INCORPORATED

         Provided Tenant is not in default under the Lease, Landlord, at the request of Tenant, agrees to subordinate Landlord's lien arising under the Lease against Tenant's property located on the Premises. Such subordination shall be required only if the leader shall be a bank or other financial institution or the vendor of Tenant's equipment or a financing entity related to such vendor and shall be subject to such conditions as Landlord may reasonably require. Tenant shall reimburse Landlord for all reasonable out-of-pocket expenses incurred by Landlord in negotiating and executing such agreement with Tenant's lender.

                            SUBORDINATION AGREEMENT

         THIS SUBORDINATION AGREEMENT (this "Agreement") is made and entered into by and between ____________________________ ,("Landlord"), and ____________
("Lender") as of the ________ day of ____________________________, 19 _____.

                              W I T N E S S E T H:

         Whereas, Landlord and ("Tenant") have entered into that certain lease dated 199__, (the "Lease") pursuant to which Tenant is leasing certain premises (the "Premises") from Landlord;

         Whereas, pursuant to the Landlord's Lien/Security Agreement provision of the Lease, Tenant has granted to Landlord a lien on all of Tenant's personal property ("Personal Property") located in the Premises (the "Landlord's Lien");

         Whereas, in connection with the Tenant obtaining a line of credit or receiving any financing or refinancing for the purchase of any personal property for the Premises ("Personal Property Financing") with Lender, Tenant has requested, and Landlord has agreed, subject to certain conditions, to subordinate the Landlord's Lien to any personal property liens of Lender.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord, Tenant and Lender hereby agree as follows:

         1. Notwithstanding the Landlord's Lien/Security Agreement provision of the Lease, Landlord's Lien shall be subordinate and subject to the lien placed on the Personal Property by the Lender in connection with the Personal Property Financing.

         2. Lender hereby agrees that it shall not occupy and/or possess the Premises for more than a fourteen (14) day period.

         3. Lender hereby agrees that it shall indemnify and hold Landlord harmless from any liability, loss, cost, damage caused while in possession of the Premises and/or expenses (including, without limitation, Landlord's attorneys' fees) incurred by or asserted against Landlord arising out of any action by or on behalf of the Lender in connection with Lender's enforcement action involving Tenant's Personal Property.

         4. Lender hereby agrees that it shall be required to repair any damage to the Premises caused by Lender, or Lender's agents, during the period in which it is in possession of the Premises.

         5. Lender, or Lender's agents, shall not hold any auction or sale of the Personal Property on the Premises.

         6. This Agreement shall in all respects be a continuing agreement and shall remain in full force and effect so long as the Personal Property Financing is in effect and so long as the Tenant (or the Lender) occupies or is in possession of the Premises.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the Lender and the Landlord as of the day and year first written above.

                                     LENDER:


                                     -------------------------------------------


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                     LANDLORD:


                                     -------------------------------------------


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                       FIRST AMENDMENT TO LEASE AGREEMENT

                                 BY AND BETWEEN

                     SCI DEVELOPMENT SERVICES INCORPORATED

                                      and

                           STUART ENTERTAINMENT, INC.

         This First Amendment To Lease Agreement (this "First Amendment") is made and entered into effective as of January __, 1998, by and between SCI DEVELOPMENT SERVICES INCORPORATED (hereinafter "Lessor"), and STUART ENTERTAINMENT, INC. (hereinafter "Lessee").

                              W I T N E S S E T H:

         WHEREAS, Lessor and Lessee have previously entered into that certain Lease Agreement dated June __, 1997, (hereinafter referred to as the "Lease"), pursuant to which Lessor leases to Lessee that certain warehouse space initially containing approximately 100,000 rentable square feet of space (the "Premises") in Building 1 of the McAllen Distribution Center No. 1 located in McAllen Texas; and

         WHEREAS, Lessor and Lessee desire to amend the terms of the Lease to increase the size of the Premises and to modify certain terms and provisions of the Lease;

         NOW, THEREFORE, pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained in the Lease and herein, the Lease, effective as of the date of this First Amendment, is hereby modified and amended as set out below:

1. All capitalized terms used herein shall have the same meaning as defined in the Lease Agreement, unless otherwise defined this First Amendment.

2. The definition of the term the "Premises" on Page 1 of the Lease is hereby deleted in its entirety and replaced with the following:

                 "That portion of the Building, containing approximately 157,600 rentable square feet during the remaining Lease Term, as determined by Landlord, as shown on Exhibit A."

3. The term "Tenant's Proportionate Share of Project for the first lease year" on Page 1 of the Lease is hereby deleted in its entirety.

4. The term "Tenant's Proportionate Share of Project for the lease years 2-7" on Page 1 of the Lease is hereby deleted in its entirety and replaced with the following:

         "Tenant's Proportionate Share of the Project   72.64%"

5. The term "Tenant's Proportionate Share of Building for the first lease year" on Page 1 of the Lease is hereby deleted in its entirety.

6. The term "Tenant's Proportionate Share of Building for the lease years 2-7" on Page 1 of the Lease is hereby deleted in its entirety and replaced with the following:

         "Tenant's Proportionate Share of the Project   72.64%"

7. The term "Lease Term" on Page 1 of the Lease is hereby deleted in its entirety and replaced with the following:

         "Beginning on the Commencement Date and ending on the last day of the 120th full calendar month thereafter."

8. The term "Initial Monthly Base Rent" on Page 1 of the Lease and Addendum One of the Lease is hereby amended to be $43,340.00 for lease years 1-5 and $49,841.00 for lease years 6-10.

9. The term "Initial Estimated Monthly Operating Expense Payments" on Page 1 of the Lease is hereby amended to be as follows:

         "1. Utilities:                 $1,313.33

          2. Common Area Charges:      $ 2,364.00

          3. Taxes:                    $14,446.67

          4. Insurance:                $ 1,050.67

          5. Management Fee:           $ 1,970.00

10. The term "Initial Total Estimated Monthly Operating Expense Payments" on Page 1 of the Lease is hereby amended to be as follows:

         "Initial Total Estimated Monthly Operating Expense Payments: $21,144.67

11. The term "Initial Monthly Base Rent and Operating Expense Payments" on Page 1 of the Lease is hereby amended to be as follows:

         "Initial Monthly Base Rent and Operating Expense Payments:   $64,484.67

12. Paragraph (a) of Addendum Two to the Lease is hereby deleted in its entirety and is replaced with the following:

(a) Landlord agrees to furnish or perform those items of construction and those improvements (the "Tenant Improvements") specified below:

         See Exhibit A to this Addendum Two

Landlord shall pay up to Five Hundred Fifty-one Thousand Six Hundred Dollars ($551,600.00) for the Tenant Improvements (the "Tenant Allowance"). If the cost of the Tenant Improvements is greater than Five Hundred Fifty One Thousand Six Hundred Dollars ($551,600.00), but less than One Million One Hundred Sixty-three Thousand and Eighty-eight Dollars ($1,163,088.00), then the difference between the additional cost of the Tenant Improvements over the Tenant Allowance shall be amortized over the Lease Term at a rate of 10.5% and such difference shall be added to the Monthly Base Rent. If the cost of the Tenant Improvements is greater than One Million One Hundred Sixty-Three Thousand and Eighty-eight Dollars ($1,163,088.00), but less than One Million Five Hundred Seventy-Six Thousand Nine Hundred Dollars ($ 1,576,900.00), then the difference between the additional cost of the Tenant Improvements over One Million One Hundred Sixty-Three Thousand and Eighty-Eight Dollars ($1,163,088.00) shall be amortized over the Lease Term at a rate of 12% and such difference shall be added to the Monthly Base Rent. If the cost of the Tenant Improvements is estimated to exceed One Million Five Hundred Seventy-Six Thousand Nine Hundred Dollars ($1,576,900.00), such estimated overage shall be paid by Tenant to Landlord before Landlord begins construction and a final adjusting payment based upon the actual costs of the Tenant Improvements shall be made when the Tenant Improvements are complete.

13. The first sentence of Paragraph (a) of Addendum Three to the Lease is hereby deleted in its entirety and is replaced with the following: The purchase price shall be Seven Million Three Hundred Eighty-Seven Thousand Eight Hundred Dollars ($7,387,800.00), payable in immediately available funds at closing.

14. Exhibit A to the Lease is hereby deleted in its entirety and is replaced with the Exhibit A attached to this First Amendment.

15.      See below (*).

         IT IS HEREBY AGREED BY THE PARTIES HERETO that, with the exception of those terms and conditions specifically modified and amended herein, the herein referenced Lease shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this First Amendment and the terms and provisions of the Lease, the terms and provisions of this First Amendment shall supersede and control. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this First Amendment, the parties may execute and exchange facsimile counterparts of the signature pages and facsimile counterparts shall serve as originals.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment To Lease Agreement to be effective as of the day and year as first above written.

LESSOR:                                    LESSEE:
SCI DEVELOPMENT SERVICES                   STUART ENTERTAINMENT, INC.
INCORPORATED

By:                                        By:
    ------------------------------             ------------------------------
Name:                                      Name:
      ----------------------------               ----------------------------
Title:                                     Title:
      ----------------------------               ----------------------------


Date:                       , 1997         Date:                       , 1997
     -----------------------                    -----------------------
* - Paragraph 2 of the Lease Agreement is further amended in the 19th line by deleting "206,500 square foot facility" and inserting in its place "210,000 square foot facility".

                                      2